UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: May 1, 2019
(Date of earliest event reported)

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1048 Industrial Court,
Suwanee, GA 30024
(Address of principal executive offices, including zip code)

(858) 726-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DRAD	NASDAQ Global Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 1, 2019, the Board of Directors (the “Board”) of Digirad Corporation (the “Company”) approved and adopted the Company’s 2019 Executive Incentive Bonus Plan (the “2019 Executive Incentive Plan”) on the recommendation of the Compensation Committee of the Board (the “Compensation Committee”).
Base Salary
As part of the adoption of the 2019 Executive Incentive Plan, the Compensation Committee determined to not make any changes at that time to the annual base salaries of the Company’s executive officers.
Cash Bonus
Cash bonus payouts for our executive officers, pursuant to the 2019 Executive Incentive Plan, will be based on a percentage of base salary and payable based on the achievement of certain performance targets, as described in further detail below:

Executive Officer	Cash Target Bonus	Target % of Salary

Matthew G. Molchan, President and Chief Executive Officer	$224,208	54%
David J. Noble, Chief Operating Officer and Interim Chief Financial Officer	$150,000	50%
Martin B. Shirley, President – Digirad Imaging Solutions	$130,000	50%
For each executive officer, the amount of total cash bonus payable under the 2019 Executive Incentive Plan will be based on performance above a target measure of consolidated Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for fiscal 2019 (the “Threshold Measure”), subject to other provisions of the 2019 Executive Incentive Plan. Payouts under the 2019 Executive Incentive Plan are calculated and earned after the Company achieves the Threshold Measure. Once the Threshold Measure is met, the cash bonuses are calculated based on EBITDA amounts achieved above the Threshold Measure. No bonuses are paid to executive officers under the 2019 Executive Incentive Plan if the Threshold Measure is not achieved. Each executive officer may earn up to 175% of their target bonus based on achievement relative to the Threshold Measure.
The actual cash bonuses payable (if any) for the achievement of such objectives will be determined by the Compensation Committee, and will be payable upon the completion of the financial audit of the consolidated financial statements, but in any event not later than March 15, 2020, subject to each such executive officer’s employment through the date of payment.
The target percentage for Mr. Molchan remained at the level established in 2017. The target percentage for Mr. Shirley increased to 50% from the 30% level established in 2017. The target percentage for Mr. Noble was set at 50% in accordance with his employment agreement. The cash bonus targets for our named executive officers, pursuant to the 2019 Executive Incentive Plan, were approved by the Board after being reviewed by the Compensation Committee and recommended for Board approval.
Equity Grants
In connection with the adoption of the 2019 Executive Incentive Plan, the Compensation Committee determined that, as part of a long-term retention mechanism and to incentivize the executive officers to increase the Company’s shareholder value, the following restricted stock units (the “RSUs”) will be awarded effective on May 15, 2019 (the “Grant Date”), to Messrs. Molchan, Noble, and Shirley.
The RSU grants to Messrs. Molchan and Shirley will vest over two years in two equal installments, with each such installment vesting on each anniversary of the Grant Date, subject to satisfaction of certain 2019 performance criteria objectives. Each RSU grant to Messrs. Molchan and Shirley will be made pursuant to and subject to the terms of the 2019 Executive Incentive Plan, the Company’s 2018 Incentive Plan, and the respective award agreement that sets forth the terms of the grant.
The RSU grant to Mr. Noble will be made according to the terms of his employment agreement. Mr. Noble’s RSU grant will vest one-third immediately upon grant, one-third upon the first anniversary of the Grant Date and one-third upon the second anniversary of the Grant Date. Mr. Noble will not receive an equity grant under the 2019 Executive Incentive Plan.

Executive Officer	Cash Value of the Restricted Stock Units Granted

Matthew G. Molchan, President and Chief Executive Officer	$103,800
David J. Noble, Chief Operating Officer and Interim Chief Financial Officer	$200,000
Martin B. Shirley, President – Digirad Imaging Solutions	$65,000
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”) was held pursuant to notice on May 1, 2019, at the Company’s offices at 53 Forest Avenue, 1st Floor, Old Greenwich, CT 06870. The total number of shares of Common Stock voted in person or by proxy at the Annual Meeting was 17,441,661, representing approximately 85.88% of the 20,309,908 shares outstanding and entitled to vote at the Annual Meeting.
Each director nominee was elected and each other matter submitted to a vote of the Company’s stockholders at the Annual Meeting was approved by the requisite vote. The final voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below. The proposals are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 26, 2019 (the “Proxy Statement”), and are incorporated herein by reference.
Proposal 1 - The election of seven directors, to serve until the Company’s 2020 annual meeting of stockholders and until their successors are duly elected and qualified;

Director Nominee	Votes For	Votes Withheld
Jeffrey E. Eberwein	5,719,013	4,246,959
Matthew G. Molchan	5,629,609	4,336,363
Dimitrios J. Angelis	7,666,309	2,299,663
John M. Climaco	7,714,106	2,251,866
Michael A. Cunnion	6,167,863	3,798,109
John W. Sayward	7,726,360	2,239,612
Mitchell I. Quain	6,275,054	3,690,918
Proposal 2 - The ratification of the appointment of BDO USA, LLP as the independent auditors for the fiscal year ending December 31, 2019.

Votes For	Votes Against	Abstentions
13,387,626	3,931,941	122,094
Proposal 3 - The advisory (non-binding) approval of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions
6,434,666	3,004,224	527,082
Proposal 4 - The approval of the Reverse Stock Split Proposal described in the Proxy Statement.

Votes For	Votes Against	Abstentions
15,153,183	1,897,371	391,107
For Proposals 1 and 3 broker non-votes amounted to 7,475,689.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ David J. Noble
David J. Noble Chief Operating Officer and Interim Chief Financial Officer
Date:    May 7, 2019